For more information, please contact:
    Bill Davis, Perficient, Inc., (314) 529-3555

FOR IMMEDIATE RELEASE

PERFICIENT ACQUIRES FORWARDTHINK GROUP
Acquisition expands financial services practice and enhances industry expertise to address growing client demand

SAINT LOUIS (Feb. 11, 2014) – Perficient, Inc. (NASDAQ: PRFT) ("Perficient"), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced it has acquired ForwardThink Group Inc. ("ForwardThink Group"), a $30 million annual services revenue management and technology consulting firm focused on the financial services industry.

Perficient's current annualized revenues are now approaching $430 million, and the transaction is expected to be accretive to adjusted earnings per share immediately.

"We're excited to add to our industry capabilities with the acquisition of a reputable and growing financial services consulting firm," said Jeffrey Davis, Perficient's chief executive officer and president. "With the addition of ForwardThink Group, Perficient has strengthened our ability to create even more powerful management and IT consulting solutions for our financial services customers. Furthermore, we're excited to add another high-growth and well-run firm with excellent operating metrics to Perficient."

"Financial services organizations are highly regulated while simultaneously challenged with rising customer expectations, emerging technologies and the need to improve operational efficiencies. There is a growing demand from our customers to evolve information technology systems and processes in order to improve business performance," said Kathy Henely, Perficient's chief operating officer.  "With the addition of ForwardThink Group, Perficient can further help clients effectively address market changes associated with business processes, performance optimization and risk mitigation services."

The acquisition of ForwardThink Group:

•	Expands Perficient's financial services vertical, deepening Perficient's business process improvement, payments, finance transformation and risk management offerings;

•	Grows Perficient's presence in New York, a major hub for financial services organizations;
•	Adds more than 100 consulting, technology, sales and support professionals; and

•	Adds client relationships with leading financial services enterprise customers in the banking, wealth management, asset management, capital markets and insurance industries.

ForwardThink Group Chief Executive Officer Robert Shinbrot joins Perficient in a key leadership role.

"Perficient is well known for its consulting expertise across many technology platforms and many industries. We're thrilled to join the Perficient team, combining our industry knowledge and experience to deliver high-value solutions to financial services organizations," said Shinbrot.

The closing consideration paid in the transaction is approximately $46 million and includes approximately $30 million in cash and approximately $16 million worth of Perficient common stock (based on the average closing price of Perficient's common stock on the NASDAQ Global Select Market for the 30 trading days immediately preceding the acquisition close per the terms of the acquisition agreement).

 Randy Grigg, managing partner of Ridgecrest Advisors, advised Perficient on the transaction in his capacity as a registered investment banking agent of M&A Securities Group, Inc.

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About Perficient
 Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient's professionals serve clients from a network of offices across North America and three offshore locations, in Eastern Europe, India, and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners, and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market, is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a Microsoft National Systems Integrator and Gold Certified Partner, an Oracle Platinum Partner, a Gold Salesforce.com Cloud Alliance Partner, a TeamTIBCO partner, and an EMC Select Services Team Partner. For more information, please visit www.perficient.com.

About ForwardThink Group
ForwardThink Group is a leading management and technology solution provider in the financial services industry, helping clients address today's business and technology challenges while preparing for the challenges of tomorrow. ForwardThink Group works with firms in banking, wealth management, asset management, capital markets and insurance sub-verticals, providing them with a wide range of management and information technology consulting services. For more information, please visit www.forwardthinkgroup.com.

Safe Harbor Statement
 Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2014.  Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The "forward-looking" information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2012 and the following:

(1)    the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)    the impact of the general economy and economic uncertainty on our business;
 (3)    risks associated with the operation of our business generally, including:
1.	client demand for our services and solutions;
2.	maintaining a balance of our supply of skills and resources with client demand;
3.	effectively competing in a highly competitive market;
4.	protecting our clients' and our data and information;
5.	risks from international operations;
6.	obtaining favorable pricing to reflect services provided;
7.	adapting to changes in technologies and offerings; and
8.	risk of loss of one or more significant software vendors;
(4)    legal liabilities, including intellectual property protection and infringement;
(5)    risks associated with managing growth through acquisitions and organically; and
 (6)    the risks detailed from time to time with our filings with the Securities and Exchange Commission.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.